UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/25/2007

Time Warner Telecom Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-30218

DE	841500624
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

10475 Park Meadows Drive, Littleton, CO 80124
(Address of principal executive offices, including zip code)

303-566-1284
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 25, 2007, in connection with the election of Kirby G. Pickle to the board of directors of the Company as an independent director, the Board of Directors authorized the following equity grants pursuant to the terms of the Company's compensation plan for Independent Directors: a grant of 50,000 options to purchase common stock of the Company to Mr. Pickle at a strike price of $21.93 (the closing price on the NASDAQ Stock Exchange of TWTC common stock), a third of which vests annually at the first anniversary of grant and the balance vesting on the second and third anniversaries of grant, a grant of 2,500 shares of Restricted Stock that vest upon his departure from the Board provided that he serves a term of one year or greater from the grant date and a grant of options to purchase 2,165 shares of common stock at a strike price of $21.93, as his pro rata compensatory grant for the first quarter of board service.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Time Warner Telecom Inc.

Date: January 30, 2007	By:	/s/ Tina Davis
Tina Davis
Senior Vice President and Deputy General Counsel